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                                                                  EXHIBIT 99.1


                                           Contact:   Kjell H. Qvale
                                                      California Jockey Club
                                                      (415) 573-4514
                                                      Jack Liebau
                                                      Bay Meadows Operating Co.
                                                      (415) 574-7223


FOR IMMEDIATE RELEASE
---------------------


     CALIFORNIA JOCKEY CLUB, BAY MEADOWS OPERATING CO. FILE PROXY MATERIALS
       AND SIGN MERGER AGREEMENT WITH PATRIOT AMERICAN HOSPITALITY, INC.


        SAN MATEO, CA -- FEBRUARY 26, 1997 -- California Jockey Club (AMEX:CJ) and Bay Meadows Operating Co. today announced they have signed a definitive merger agreement with Patriot American Hospitality, Inc.

        Consummation of the transactions contemplated by the merger agreement are subject to numerous conditions, including shareholder approval. This merger agreement is substantially similar to the terms and conditions of the previously announced binding agreement, which was announced October 31, 1996 and approved unanimously by the Boards of California Jockey Club, Bay Meadows and Patriot American.

        In conjunction with the signing of the merger agreement, California Jockey club and Bay Meadows announced that they filed the preliminary proxy statement for the Patriot transaction today with the Securities and Exchange Commission, and that the shareholder meetings to approve this transaction are presently expected to be held in late May.

        Shares of California Jockey Club and Bay Meadows Operating Co. are traded on a paired basis. California Jockey Club is a real estate investment trust owning property at Bay Meadows Racecourse, which is operated by Bay Meadows Operating Co.

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